Exhibit 99.9

FORM OF

NOTICE OF GUARANTEED DELIVERY

FOR SUBSCRIPTION RIGHTS ISSUED BY

EARGO, INC.

This form, or one substantially equivalent hereto, must be used to exercise subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated                 , 2022 (the “Prospectus”), of Eargo, Inc., a Delaware corporation (“Eargo”), if (i) a registered holder of the Subscription Rights cannot deliver the certificate evidencing the Subscription Rights (the “Rights Certificate”) or (ii) a broker or nominee cannot deliver through The Depository Trust Company all required documentation evidencing the subscriptions of its clients to Continental Stock Transfer & Trust Company, LLC, as subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m. Eastern Time on November 17, 2022, unless such time is extended by Eargo as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). The Subscription Rights are non-transferrable, except that the Subscription Rights will be transferable by operation of law (e.g., by death) or by such holders that are closed-end funds to funds affiliated with such holders. This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the sections titled “The Rights Offering—Methods of Exercising Subscription Rights” and “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Payment in full of the Subscription Price of $0.50 per whole share for each share of common stock subscribed for upon exercise of such Subscription Rights, including pursuant to the oversubscription privilege described in the Prospectus (the “Oversubscription Privilege”), must be made in full in U.S. currency by cashier’s check drawn against a U.S. bank or by wire transfer, and payable to “Continental Stock Transfer & Trust Company, LLC, as Subscription Agent for Eargo, Inc.,” as specified in the Prospectus, at or prior to 5:00 p.m. Eastern Time on the Expiration Date, even if the Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Oversubscription Privilege is subject to important limitations as disclosed in the Prospectus. The Rights Certificate evidencing such Subscription Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Guaranteed Delivery Procedures” and “The Rights Offering—Payment Method” in the Prospectus. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By Mail, Hand or Overnight Courier

Continental Stock Transfer & Trust Company, LLC

1 State Street, 30th Floor

New York, NY 10004

Attn: Corporate Actions – Eargo, Inc.

If you have other questions or need assistance, please contact Morrow Sodali LLC at (800) 662-5200 or via email at EAR.info@investor.morrowsodali.com. Banks and Brokers, please call (203) 658-9400.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of the Rights Certificate representing Subscription Rights issued by Eargo, Inc. and that such Rights Certificate cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, as described in the Prospectus:

	No. of Shares	Per Share Subscription Price	Payment
Basic Subscription Privilege		$0.50	$
Oversubscription Privilege		$0.50	$
		Total Payment Required	$

The undersigned understands that payment of the Subscription Price of $0.50 per whole share for each share of common stock subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, is being made by delivering a (check appropriate box):

[ ]	cashier’s check, drawn against a U.S. bank payable to “Continental Stock Transfer & Trust Company, LLC, as Subscription Agent for Eargo, Inc.”; or

[ ]

wire transfer of immediately available funds directly to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at JPMorgan Chase Bank; ABA #021000021; Acct # 475468767; Reference: Eargo, Inc., for further credit to Eargo, Inc., and name of Subscription Rights holder.

Signature(s):
Name(s):
Address:
Telephone:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.